                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective January 30, 2004 (the "Effective Date") by and between Fair Isaac Corporation (the "Company"), a Delaware Corporation having its principal office at 200 Smith Ranch Road, San Rafael, California 94903, and Thomas G. Grudnowski, a resident of Minnesota ("Executive").

                  A. The Company provides customer and operational data management and modeling, information analysis, strategy design and software to a variety of industries worldwide.

                  B. Executive is the Chief Executive Officer of the Company and a member of the Company's Board of Directors (the "Board").

                  C. Executive is currently employed by the Company pursuant to the terms and conditions of an Employment Agreement dated August 23, 1999, as amended by a First Amendment to Employment Agreement dated December 3, 1999 and a Second Amendment to Employment Agreement dated December 2001 (hereinafter the "Prior Employment Agreement"), which Prior Employment Agreement expired December 1, 2003.

                  D. Pursuant to the Prior Employment Agreement, Executive and the Company are parties to stock option agreements (the "Prior Stock Option Agreements") that grant to Executive certain options to purchase shares of the Company's common stock, including but not limited to an option to purchase 420,000 shares of the Company's common stock (the "Initial Option") under conditions specified in the Prior Employment Agreement and in a Notice of Grant of Stock Options and Option Agreement dated effective August 23, 1999 (the "Initial Option Agreement").

                  E. The Company and Executive desire to consolidate the terms and conditions of the Initial Option, as set forth in the Initial Option Agreement and the Prior Employment Agreement, in a single Restated Nonstatutory Stock Option Agreement, which is attached to this Agreement as Exhibit A.

                  F. The Company desires to continue to employ Executive and Executive desires to continue his employment, and both desire to extend the anticipated term of Executive's employment with the Company, on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the Company and Executive set forth below, the Company and Executive, intending to be legally bound, agree as follows:

                  1. Employment. The Company shall continue to employ Executive as its Chief Executive Officer, and Executive shall accept such employment and perform services for the Company, upon the terms and conditions set forth in this Agreement.

                  2. Term. The Company agrees to employ Executive and Executive agrees to be employed by the Company on a full-time basis for the period commencing on the Effective Date and ending on January 30, 2009, provided that such period shall be automatically extended for one year and from year-to-year thereafter until notice of termination is given by the Company or Executive to the other party at least 60 days prior to January 30, 2009 or the one-year extension period then in effect, as the case may be, unless Executive's employment is sooner terminated pursuant to Section 7 hereof.

                  3.       Position and Duties.

                  (a) Employment as Chief Executive Officer. During Executive's employment with the Company, Executive shall be an executive officer of the Company and Executive's title shall be Chief Executive Officer. Executive shall report to the Board and shall perform such duties and responsibilities as the Board shall assign to him from time to time consistent with his position.

                  (b) Board of Directors. Executive shall continue as a director of the Company and shall diligently perform the duties arising from such position. After expiration of Executive's current term as director, the Board shall thereafter, so long as Executive is the Chief Executive Officer of the Company, nominate Executive for re-election to a position on the Board.

                  (c) Performance of Duties and Responsibilities. Executive shall serve the Company faithfully and to the best of his ability and shall devote his full working time, attention and efforts to the business of the Company during his employment with the Company. Executive hereby represents and confirms that he is under no contractual or legal commitments that would prevent him from fulfilling his duties and responsibilities as set forth in this Agreement. During his employment with the Company, Executive may participate in charitable activities and personal investment activities to a reasonable extent, and he may serve as a director of business and civic organizations as approved by the Board, so long as such activities and directorships do not interfere with the performance of his duties and responsibilities hereunder.

                  4.       Compensation.

                  (a) Base Salary. While Executive is employed by the Company hereunder, the Company shall pay to Executive an annualized Base Salary of $625,000, less all legally required and authorized deductions and withholdings, which Base Salary shall be paid in accordance with the Company's normal payroll policies and procedures. During each year of Executive's employment hereunder, the Company shall conduct an annual performance review of Executive and thereafter establish Executive's Base Salary in an amount not less than the Base Salary in effect for the prior year. Executive's Base Salary shall not be reduced unless such reduction is made as part of a general reduction in the base salaries for all executive officers of the Company.

                  (b) Incentive Awards. For each full fiscal year that Executive is employed by the Company hereunder, Executive shall be eligible for an annual bonus ("Incentive Award") with a target amount equal to one times Executive's Base Salary if Executive's achievements are "at plan," as determined by the Board. The actual amount of such Incentive Award for any fiscal year may range from $0 to two times Executive's Base Salary, based on the achievement of certain strategic, business, and financial objectives determined by the Board in consultation with Executive. Such Incentive Awards shall be due and payable to Executive in full as soon as administratively practicable following the Board's assessment of Company and Executive performance but in no case later than 60 calendar days after the end of each fiscal year. Executive's eligibility for an Incentive Award hereunder shall be in lieu of Executive's participation in the Company's Management Incentive Plan or any similar or successor bonus plan of the Company. The parties acknowledge that Executive is eligible for an incentive award for the fiscal year ended September 30, 2003, in accordance with the terms of the Prior Employment Agreement and any applicable incentive plan.

                  (c)      Stock Options.

                           (i)      One-Time Stock Option Grant. Within five
business days after execution of this Agreement, the Company shall grant Executive a nonstatutory option to purchase 375,000 shares of the common stock of the Company, vesting over three years, 33% on each anniversary date following the date of grant, subject to the terms of the Company's 1992 Long-Term Incentive Plan (the "Plan") and a stock option agreement to be entered into by the Company and Executive. The exercise price of the option shall be the Fair Market Value (as defined in the Plan) of the shares as of the date of the grant.

                           (ii)     Annual Option Grants. During his employment
with the Company hereunder, Executive shall be eligible for additional option grants after completion of each of the fiscal years ending in 2004, 2005, 2006, and 2007. Each grant will be based on the Company's performance relative to the average annual Total Shareholder Return for companies listed on the S&P 900 Index compounded over the three-year period ending on the last day of the applicable fiscal year ("Compounded TSR"), and will be subject to the terms and conditions of the Plan as then in effect and an option agreement substantially in the form attached as Exhibit B. For purposes of this Agreement, "Total Shareholder Return" or "TSR" shall be determined by the Company for each fiscal year as follows:

       ((Average Market Price for 30 calendar days ending on the last day of the fiscal year period + Dividends Per Share + Special Dividend-Quarter 1 + Special Dividend-Quarter 2 + Special Dividend-Quarter 3 + Special Dividend-Quarter 4) / Average Market Price for 30 calendar days ending on the last day of the previous fiscal year) - 1.

"Compounded TSR" for any three-year period shall be determined by the Company as follows:

       (((1 + Year one TSR) * (1 + Year two TSR) * (1 + Year three TSR)) to the power of 1/3) - 1

The annual option grants to be made pursuant to this Section 4(c)(ii) shall be for the following amounts (in each case, appropriately adjusted to reflect any stock splits, stock dividends, or the like): If the Company's Compounded TSR is at least equal to the 25th percentile of Compounded TSR for all S&P 900 Index companies, but less than the median, the option grant to Executive for such fiscal year shall be for 100,000 shares. If the Company's Compounded TSR is at least equal to the median but less than the 75th percentile, the option grant to Executive for such fiscal year shall be for 125,000 shares. If the Company's Compounded TSR is equal to or greater than the 75th percentile, the option grant to Executive for such fiscal year shall be for 200,000 shares. If the Company's Compounded TSR is below the 25th percentile, no option grant will be made to Executive for such fiscal year.

The calculations and comparisons required by this Section 4(c)(ii) shall be determined by an executive compensation consultant retained by the Company. The Board shall grant any options earned hereunder as soon as practicable after completion of the fiscal year, but no later than five business days after receipt of the calculations and comparisons from the executive compensation consultant. The options provided for in this Section 4(c)(ii) shall be the minimum granted to Executive during his employment hereunder and nothing in this Agreement shall prohibit the Board from granting to Executive options for additional shares in its sole discretion. Notwithstanding the foregoing, the Company shall have no obligation to make grants hereunder if the Company in good faith believes that such grants are not permitted by applicable laws or stock exchange rules, as determined in the reasonable discretion of the Company.

                  (d) Employee Benefits. While Executive is employed by the Company hereunder and except as specifically provided in this Agreement, Executive shall be entitled to participate in all employee benefit plans and programs of the Company, including without limitation health and disability insurance coverage, to the extent that Executive meets the eligibility requirements for each individual plan or program. Executive acknowledges that his participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto, and that such plans and programs may be modified by the Company from time to time.

                  (e) Expenses. While Executive is employed by the Company hereunder, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to the Company's normal policies and procedures for expense verification and documentation.

                  (f) Term Life Insurance. While Executive is employed by the Company hereunder, the Company shall purchase group term life insurance for Executive with coverage of $500,000.

                  (g) Vacation. While Executive is employed by the Company hereunder, Executive shall receive four weeks paid vacation time off each year. Vacation time shall be taken at such times so as not to unduly disrupt the operations of the Company.

                  5. Confidentiality Agreements. Executive acknowledges entering into the Company's Customer Information Confidentiality Agreement and its Non-Disclosure Agreement (collectively "Confidentiality Agreements") and hereby reaffirms his commitments and obligations under the Confidentiality Agreements. Nothing in this Agreement is intended to modify, amend, cancel, or supersede the Confidentiality Agreements in any manner.

                  6. Management Agreement. At the same time as Executive and the Company enter into this Agreement, the parties shall also enter into the Management Agreement attached hereto as Exhibit C (the "Management Agreement").

                  7.       Termination of Employment.

                  (a) The Executive's employment with the Company is at will and shall terminate immediately upon:

                           (i) Executive's receipt of written notice from the Company of the termination of his employment, other than notice that the Company elects not to extend the term of this Agreement;

                           (ii) Executive's abandonment of his employment or his resignation, other than notice to the Company that he elects not to extend the term of this Agreement;

                           (iii)    Executive's Disability (as defined below);

                           (iv)     Executive's death; or

                           (v) the expiration of the term of Executive's employment with the Company, after notice as specified in Section 2 hereof.

                  (b) The date upon which Executive's termination of employment with the Company occurs shall be the "Termination Date."

                  8.       Payments upon Termination of Employment.

                  (a) If Executive's employment with the Company is terminated: (A) by the Company prior to the expiration of the term or any extension thereof for any reason other than for Cause (as defined below), (B) by Executive prior to expiration of the term or any extension thereof for Good Reason (as defined below), or (C) upon expiration of the term or extended term of Executive's employment with the Company upon Executive's retirement or other notice by either party not to renew the term or extended term, as specified in
Section 2 hereof; then, subject to Section 8(g) below, the Company shall pay to
Executive:

                           (i)      a lump sum equal to two (2) times
                                    Executive's then-current Base Salary;

                           (ii) a lump sum equal to two (2) times the amount of the Incentive Award earned by Executive for the last full fiscal year of Executive's employment with the Company; and

                           (iii) any earned but unpaid Base Salary, incentive compensation, benefits, and vacation or other paid time off through the Termination Date, paid in accordance with the Company's normal payroll practices and procedures.

Any amount payable to Executive hereunder shall be subject to regular payroll deductions and withholdings. All payments required under Sections 8(a)(i) and 8(a)(ii) shall be paid to Executive within 60 days after expiration of all consideration and rescission periods applicable to the release described in
Section 8(g).

                  (b) If Executive's employment with the Company is terminated by reason of:

                           (i) Executive's abandonment of his employment or Executive's resignation (other than for Good Reason or upon expiration of the term of employment or any extension thereof after notice pursuant to Section 2 hereof);

                           (ii) termination of Executive's employment by the Company for Cause (as defined below); or

                           (iii)    Executive's Disability or death,

the Company shall pay to Executive or his beneficiary or his estate, as the case may be, any earned but unpaid Base Salary, incentive compensation, benefits, and vacation or other paid time off through the Termination Date, paid in accordance with the Company's normal payroll practices and procedures.

                  (c)      "Cause" hereunder shall mean:

                           (i) an act or acts of personal dishonesty taken by Executive and intended to result in substantial personal enrichment of Executive at the expense of the Company;

                           (ii) material breach by Executive of any of his obligations under this Agreement or the Confidentiality Agreements, or Executive's repeated failure or refusal to perform or observe Executive's material duties, responsibilities and obligations as an employee or officer of the Company for reasons other than Disability, if such breach, failure, or refusal continues ten days following written notice thereof by the Company to Executive identifying the same and specifying that Executive's employment may be terminated if the same continues;

                           (iii) the existence of any court order prohibiting Executive's continued employment with the Company;

                           (iv) if Executive has signed or entered into a written or oral non-competition agreement, confidentiality agreement, proprietary information agreement, trade secret agreement or any other agreement which would prevent Executive from working for the Company or from performing Executive's duties at the Company; or

                           (v) the willful engaging by Executive in illegal conduct that is materially and demonstrably injurious to the Company.

For the purposes of this Section 8(c), no act or failure to act on Executive's part shall be considered "dishonest," "willful" or "deliberate" unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

                  (d) "Disability" hereunder shall mean the inability of Executive to perform on a full-time basis the duties and responsibilities of his employment with the Company by reason of his illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 180 days or more during any 360-day period. A period of inability shall be "uninterrupted" unless and until Executive returns to full-time work for a continuous period of at least 30 days.

                  (e) "Good Reason" shall mean a material adverse change in Executive's title or reporting relationship, without Executive's consent, excluding any inadvertent change that is remedied by the Company promptly after receipt of a written notice thereof from Executive.

                  (f) In the event of termination of Executive's employment, the sole obligation of the Company shall be its obligation to make the payments called for by Section 8(a) or Section 8(b) hereof, as the case may be, and the Company shall have no other obligation to Executive or to his beneficiary or his estate, except as otherwise provided by law, under the terms of any other applicable agreement between Executive and the Company or under the terms of any employee benefit plans or programs then maintained by the Company in which Executive participates.

                  (g)      Notwithstanding the foregoing provisions of this
Section 8, the Company shall not be obligated to make any payments to Executive under Section 8(a)(i) or 8(a)(ii) hereof unless and until:

                           (i)      Executive shall have signed and not
                                    rescinded a release of claims in favor of the Company in a reasonable form to be prescribed by the Board (other than claims Executive may have to receive benefits under this Agreement, under other then-applicable agreements between Executive and the Company or under any employee benefit plans of the Company in which Executive is then a participant, or for indemnification under applicable law, the charter documents of the Company, any related insurance policy maintained by the Company, or any written agreement between Executive and the Company related to indemnification), all applicable consideration periods and rescission periods provided by law shall have expired and Executive is in strict compliance with the terms of this Agreement and the Confidentiality Agreements as of the dates of the payments;

                           (ii) Executive shall have signed an agreement, in a reasonable form to be prescribed by the Board, prohibiting Executive for a period of one (1) year following the Termination Date from soliciting, recruiting or inducing, or attempting to solicit, recruit or induce, any employee of the Company to terminate such employee's employment; and

                           (iii) in the case of payments under Section 8(a) by reason of expiration of the term or extended term of Executive's employment with the Company upon Executive's retirement or other notice by either party not to renew the term or extended term, as specified in
                                    Section 2 hereof, Executive shall have
                                    signed an agreement, in a reasonable form to be prescribed by the Board, prohibiting Executive for a period of three (3) years following the Termination Date from, (A) in North America and any other location where the Company is doing business, directly or indirectly engaging in any activity or business that competes with the Company and
                                    (B) directly or indirectly soliciting,
                                    recruiting or inducing, or attempting to solicit, recruit or induce, any employee of the Company to terminate such employee's employment.

                  (h)      Notwithstanding the foregoing provisions of this
Section 8, if Executive is eligible for payments or other benefits pursuant to the terms and conditions of the Management Agreement, Executive shall not be entitled to receive any compensation or benefits under Section 8(a) above.

                  9. Return of Records and Property. Upon termination of his employment with the Company, Executive shall promptly deliver to the Company any and all Company records and any and all Company property in his possession or under his control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company.

                  10. Disputes. In the event of any dispute, controversy, or claim for damages arising under or in connection with this Agreement, including, but not limited to, claims for wages or compensation due; claims for breach of any contract or covenant (expressed or implied); tort claims; claims for discrimination; claims for benefits (except where an employee benefit or profit sharing plan specifies that its claims procedures shall culminate in an arbitration procedure) and claims for violation of any Federal, State or other governmental law, statute, regulation, or ordinance, except claims for workers' compensation or unemployment compensation benefits, Executive and the Company mutually agree to in good faith consider the use of forms of alternative dispute resolution, including, but not limited to, arbitration and/or mediation.

                  11.      Miscellaneous.

                  (a) Governing Law. All matters relating to the interpretation, construction, application, validity and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

                  (b) Jurisdiction. Executive and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Unless otherwise agreed in accordance with Section 10 of this Agreement, any action involving claims of a breach of this Agreement shall be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction.

                  (c) Entire Agreement. Except for any stock option agreements between the parties, this Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, including but not limited to the Prior Employment Agreement and the Initial Option Agreement. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. This Agreement does not supersede, modify, or cancel the Prior Stock Option Agreements (other than the Initial Option Agreement), the Restated Nonstatutory Stock Option Agreement, the Management Agreement, the Confidentiality Agreements, or any indemnification agreement between Executive and the Company.

                  (d) Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

                  (e) No Waiver. No term or condition of this Agreement shall be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  (f) Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation or other business entity (i) with which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or capital stock; provided, however, that no such assignment shall relieve the Company of its obligations hereunder in the event that the assignee shall fail to perform the same.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                  (h) Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.

                                               /s/ THOMAS G. GRUDNOWSKI
                                               ---------------------------------
                                               Thomas G. Grudnowski

                                               Fair Isaac Corporation

                                               By /s/ PHILIP G. HEASLEY
                                                  ------------------------------

                                                Its /s/ CHAIRMAN OF THE
                                                        COMPENSATION COMMITTEE
                                                    ----------------------------

                                    RESTATED
                       NONSTATUTORY STOCK OPTION AGREEMENT

                             Fair Isaac Corporation
                                 Id: 94:1499887
                              200 Smith Ranch Road
                              San Rafael, CA 94903

NOTICE OF GRANT OF STOCK OPTION

Thomas G. Grudnowski                         OPTION NUMBER: 001798
                                             PLAN:          CEO
                                             ID:

This Restated Nonstatutory Stock Option Agreement consolidates and restates the terms and conditions of the option granted to you by Fair Isaac Corporation (the "Company") on August 24, 1999, and which terms and conditions have previously been contained in a Notice of Grant of Stock Option and Option Agreement and an Employment Agreement between you and the Company dated effective August 23, 1999. Because the parties are entering into a new employment agreement which supercedes the prior employment agreement, it is desirable to enter into this Restated Nonstatutory Stock Option Agreement containing all of the terms and conditions of the Option.

You have been granted a Non-Qualified Stock Option to buy 420,000 shares of common stock of the Company at a price of $32.5000 per share (the "Option").1 The Option will expire on August 24, 2009 (the "Expiration Date").

The total option price of the shares granted (pre-split) is $13,650,000.00.

Subject to the Terms and Conditions of Nonstatutory Stock Option Agreement attached to this Notice of Grant, the Option shall become exercisable as to the number of shares of common stock on the dates specified below.

SHARES (PRE-SPLIT)            VESTING DATE
------------------          ----------------
     105,000                December 2, 2000
       8,750                December 31, 2000
       8,750                January 31, 2001
       8,750                February 28, 2001
       8,750                March 31, 2001
       8,750                April 30, 2001
       8,750                May 31, 2001

--------

(1) The 420,000 shares and $32.500 price per share reflect the option grant as of its date of grant. Since the date of grant, the Company's common stock has split and the share price for the Option has been adjusted accordingly. As of October 1, 2003, this Option is for 945,000 shares of the Company's common stock with an exercise price of $14.4445 per share.

                                                                       EXHIBIT A

       8,750                June 30, 2001
       8,750                July 31, 2001
       8,750                August 31, 2001
       8,750                September, 30, 2001
       8,750                October 31, 2001
       8,750                November 30, 2001
       8,750                December, 31, 2001
       8,750                January 31, 2002
       8,750                February 28, 2002
       8,750                March 31, 2002
       8,750                April 30, 2002
       8,750                May 31, 2002
       8,750                June 30, 2002
       8,750                July 31, 2002
       8,750                August 31, 2002
       8,750                September, 30, 2002
       8,750                October 31, 2002
       8,750                November 30, 2002
       8,750                December, 31, 2002
       8,750                January 31, 2003
       8,750                February 28, 2003
       8,750                March 31, 2003
       8,750                April 30, 2003
       8,750                May 31, 2003
       8,750                June 30, 2003
       8,750                July 31, 2003
       8,750                August 31, 2003
       8,750                September 30, 2003
       8,750                October 31, 2003
       8,750                November 30, 2003

By your signature and the Company's signature below, you and the Company agree that this Restated Notice of Grant of Stock Option and the Terms and Conditions of Nonstatutory Stock Option Agreement, which is attached hereto, constitute the Nonstatutory Stock Option Agreement governing this Option.


------------------------------------              ------------------------------
Andrea M. Fike, Vice President                    Date:
Fair Isaac Corporation


------------------------------------              ------------------------------
Thomas G. Grudnowski                              Date:

                             FAIR ISAAC CORPORATION

           TERMS AND CONDITIONS OF NONSTATUTORY STOCK OPTION AGREEMENT

                            FOR THOMAS G. GRUDNOWSKI

                  These are the terms and conditions applicable to the NONSTATUTORY STOCK OPTION granted by Fair Isaac Corporation, a Delaware corporation ("Fair Isaac"), to you, the optionee listed on the Notice of Grant of Stock Option attached hereto as the cover page (the "Notice"), effective as of the date of grant. The Notice together with these Terms and Conditions of Nonstatutory Stock Option Agreement constitute the Nonstatutory Stock Option Agreement (the "Option Agreement").

NONSTATUTORY              This Option is not intended to qualify as an incentive
                          stock option under Section 422 of the Internal Revenue
                          Code.

VESTING Your Option vests and will be exercisable on the Vesting Dates, as shown on the Notice. In addition, your entire Option vests and will be exercisable in full in the event that:

                          - your service as an employee or director of Fair Isaac (or any subsidiary) terminates because of your Retirement, Disability or death; or

                          - upon the occurrence of an Event while you are still an employee, director, consultant or advisor of Fair Isaac (or any subsidiary); or

                          - any written employment agreement (other than an option agreement) between you and Fair Isaac provides for acceleration of this Option upon a change in control of Fair Isaac or upon any other specified event or combination of events.

                          In the event Fair Isaac terminates your employment without Cause (other than as a result of death or Disability), any unvested options scheduled to vest within 12 months from and after the date of such termination without Cause shall vest and become immediately exercisable.

                          No additional shares become exercisable after your employment or service with Fair Isaac has terminated for any reason.

EXERCISE PERIOD           The right to purchase shares under this Option
                          Agreement terminates at 3:00 p.m. Pacific Time on the earliest of

                          -    the Expiration Date shown on the Notice; or

                          - the 90th day after the termination date of your service as an employee, director, consultant or advisor of Fair Isaac (or any subsidiary), except if termination results from your Disability or death or if termination occurs following an Event; or

                          - the anniversary date of the termination of your service as an employee, director, consultant or advisor of Fair Isaac (or any subsidiary) because of Disability; or

                          - the anniversary date of your death, if you die while an employee, director, consultant or advisor of Fair Isaac (or any subsidiary).

LEAVES OF                 For purposes of this Option, your service does not
ABSENCE                   terminate when you go on a military leave, a sick
                          leave or another bona fide leave of absence, if the leave was approved by Fair Isaac in writing. Unless you return to active work upon termination of your approved leave, your service will be treated as terminating on the later of 90 days after you went on leave or the date that your right to return to active work is guaranteed by law or by a contract. Fair Isaac will determine which leaves count for this purpose.

RESTRICTIONS              You may not exercise this Option if the issuance of
ON EXERCISE               shares at that time would violate any law or
                          regulation, as determined by Fair Isaac. Moreover, you cannot exercise this Option unless you have returned a signed copy of the Option Agreement to Fair Isaac.

NOTICE OF                 When you wish to exercise this Option, you must notify
EXERCISE                  Fair Isaac by filing the proper Notice of Exercise
                          form and delivering it to the address provided on the Notice of Exercise before your right to purchase shares under this Option Agreement terminates. If you send your Notice of Exercise by facsimile transmission, it will be effective only if it is promptly confirmed by filing a form with an original signature.

                          The Notice of Exercise must specify how many shares you wish to purchase and must specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).

                          If someone else wants to exercise this Option after your death, that person must prove to Fair Isaac's satisfaction that he or she is entitled to do so.

FORM OF                   When you submit your Notice of Exercise, you must
PAYMENT                   include payment of the exercise price shown on the
                          Notice for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms as approved by Fair Isaac in its sole discretion:

                          - your personal check, a cashier's check or a money order;

                          - irrevocable directions to a securities broker approved by Fair Isaac to sell shares underlying this Option and to deliver all or a portion of the sale proceeds to Fair Isaac in payment of the exercise price and the balance of the sale proceeds to you, all pursuant to a special "Notice of Exercise" form provided by Fair Isaac; or

                          - certificates for shares of Fair Isaac common stock that you have owned for at least 12 months, along with any forms needed to effect a transfer of those shares to Fair Isaac with the value of the shares, determined as of the effective date of the exercise of this Option, applied to the exercise price.

WITHHOLDING               You will not be allowed to exercise this Option unless
TAXES                     you make acceptable arrangements to pay any
                          withholding taxes that may be due as a result of the exercise of this Option. These arrangements must be satisfactory to Fair Isaac. You may direct Fair Isaac to withhold shares with a market value equal to the withholding taxes due from the shares to be issued as a result of your exercise of this Option.

RESTRICTIONS              By signing the Option Agreement, you agree not to sell
ON RESALE                 any shares at a time when applicable laws or Fair
                          Isaac policies prohibit a sale.

TRANSFER OF               Prior to your death, only you or a permitted assignee
OPTION                    as defined herein may exercise this Option (unless
                          this Option or a portion thereof has been transferred to your former spouse by a domestic relations order by a court of competent jurisdiction). You may transfer this Option or a portion of this Option by gift to members of your immediate family, a partnership consisting solely of you and/or members of your immediate family, or to a trust established for the benefit of you and/or members of your immediate family
                          (including a charitable remainder trust whose income beneficiaries consist solely of such persons). For purposes of the foregoing, "immediate family" means your spouse, children or grandchildren, including step-children or step-grandchildren. Any of these persons is a "permitted assignee." However, such transfer shall not be effective until you have delivered to Fair Isaac notice of such transfer. You cannot transfer, pledge, hypothecate, assign or otherwise dispose of this Option, including using this Option as security for a loan. Any attempts to do any of these things contrary to the provisions of this Option, and the levy of any attachment or similar process upon this Option, shall be null and void and this Option shall immediately become invalid. You may, however, dispose of this Option in your will or by a written beneficiary designation. Such a designation must be filed with Fair Isaac on the proper form.

RETENTION                 Neither this Option nor the terms of this Option
RIGHTS                    Agreement give you the right to continue as an
                          employee or director of Fair Isaac (or any subsidiaries) in any capacity. Fair Isaac (and any subsidiaries) reserve the right to terminate your service at any time, with or without cause, subject to the terms of any written employment agreement signed by you and Fair Isaac.

STOCKHOLDER               You, or your assignees, estate, beneficiaries or
RIGHTS                    heirs, have no rights as a stockholder of Fair Isaac
                          until a certificate for any portion of the shares underlying this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

ADJUSTMENTS               In the event of a stock split, a stock dividend or a
                          similar change in Fair Isaac stock, the number of shares covered by this Option and the exercise price per share may be adjusted as Fair Isaac may determine.
                          In the event of a subdivision of the common stock of Fair Isaac ("Common Stock") outstanding, a declaration of a dividend payable in Common Stock, a declaration of a dividend payable in a form other than Common
                          Stock in an amount that has a material effect on the price of the Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spinoff or a similar occurrence, Fair Isaac shall make appropriate adjustments in one or more of (a) the number of shares underlying this Option, or (b) the exercise price of this Option.

APPLICABLE LAW            This Agreement will be interpreted and enforced under
                          the laws of the State of Delaware (without regard to its rules on choice of law).

OTHER                     This Option Agreement constitutes the entire
AGREEMENTS                understanding between you and Fair Isaac regarding
                          this Option. Any other prior agreements, commitments or negotiations concerning this Option are superseded.
                          This Agreement may be amended only in writing.

DEFINITIONS               "RETIREMENT" means that you have terminated your
                          employment with Fair Isaac at or after (a) reaching age 65, or (b) reaching age 55 with at least 10 years of service with Fair Isaac.

                          "DISABILITY" means that you are unable to engage in any substantial gainful activity by reason of a medically determinable, physical or mental impairment which can be expected to result in death or which has lasted (or can be expected to last) for a continuous period of not less than 12 months.

                          "CAUSE" shall mean: (i) an act or acts of personal dishonesty taken by you and intended to result in substantial personal enrichment of you at the expense of Fair Isaac; (ii) your repeated failure or refusal to perform or observe your duties, responsibilities and obligations as an employee of Fair Isaac for reasons other than disability or incapacity; (iii) the existence of any court order or settlement agreement prohibiting your continued employment with Fair Isaac;
                          (iv) if you have signed and/or entered into a written or oral non-competition agreement, confidentiality agreement, proprietary information agreement, trade secret agreement or any other agreement which would prevent you from working for Fair Isaac and/or from performing your duties at Fair Isaac, or (v) the willful engaging by you in illegal conduct that is materially and demonstrably injurious to Fair Isaac. No act or failure to act on your part shall be considered "dishonest," "willful" or "deliberate" unless done or omitted to be done by you in bad faith and without reasonable belief that your action or omission was in, or not opposed, to the best interests of Fair Isaac. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of Fair Isaac or based upon the advice of counsel for Fair Isaac shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of Fair Isaac.

                          "EVENT" shall be deemed to occur upon the occurrence of BOTH (A): (i) the sale, lease, conveyance or other disposition of all or substantially all of Fair Isaac's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Fair Isaac representing 50% or more of the total voting power represented by Fair Isaac's then outstanding voting securities; or (iii) a merger or consolidation of Fair Isaac with any other corporation, other than a merger or consolidation which would result in the voting securities of Fair Isaac outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of Fair Isaac or such surviving entity outstanding immediately after such merger or consolidation; AND (B): (i) a material adverse change in your position with Fair Isaac which materially reduces your responsibility, without Cause and without your written consent; (ii) a material reduction in your compensation without your written consent; or (iii) a relocation of your place of employment outside of the seven (7) San Francisco Bay Area counties, without your written consent.

BY SIGNING THE NOTICE, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE.

                         NOTICE OF GRANT OF STOCK OPTION

                             Fair Isaac Corporation
                                 Id: 94:1499887
                              200 Smith Ranch Road
                              San Rafael, CA 94903

Optionee

Thomas G. Grudnowski                        OPTION NUMBER: _________________
                                            PLAN:          1992 LTIP
                                            ID:            _________________

Effective ______, 20__ (the "Grant Date"), you have been granted a Non-Qualified Stock Option to buy ______ shares of common stock of Fair Isaac Corporation ("Fair Isaac") at $______ per share (the "Option"). The Option will expire on April 30, 2011 (the "Expiration Date"). This Option is granted pursuant to the terms of an employment agreement between Optionee and Fair Isaac Corporation dated effective January 30, 2004 (the "Employment Agreement") and the Fair Isaac Corporation 1992 Long-Term Incentive Plan, as amended.

Subject to the Terms and Conditions of Nonstatutory Stock Option Agreement attached to this Notice, the Option shall become exercisable as to one third of the total number of shares subject to the Option on each of the first three anniversary dates of the Grant Date (such anniversary dates referred to as the "Vesting Dates").

By your signature and Fair Isaac's signature below, you and Fair Isaac agree that this Notice of Grant of Stock Option and the Terms and Conditions of Nonstatutory Stock Option Agreement, which is attached hereto constitute the Nonstatutory Stock Option Agreement governing this Option.

_____________________________________            _______________________________
Andrea M. Fike, Vice President                   Date:
Fair Isaac Corporation

_____________________________________            _______________________________
Thomas G. Grudnowski                             Date:

                                                                       EXHIBIT B

                             FAIR ISAAC CORPORATION

           TERMS AND CONDITIONS OF NONSTATUTORY STOCK OPTION AGREEMENT

                  These are the terms and conditions applicable to the NONSTATUTORY STOCK OPTION granted by Fair Isaac Corporation, a Delaware corporation ("Fair Isaac"), to you, the optionee listed on the Notice of Grant of Stock Option attached hereto as the cover page (the "Cover Page"), effective as of the date of grant. The Cover Page together with these Terms and Conditions of Nonstatutory Stock Option Agreement constitute the Nonstatutory Stock Option Agreement (the "Option Agreement"). This Option is granted pursuant to the terms of Fair Isaac's 1992 Long-Term Incentive Plan (the "Plan").

NONSTATUTORY              This Option is not intended to qualify as an incentive
                          stock option under Section 422 of the Internal Revenue
                          Code.

VESTING Your Option vests and will be exercisable on the Vesting Dates, as described on the Cover Page. In addition, your entire Option vests and will be exercisable in full in the event that:

                          - your service as an employee or director of Fair Isaac (or any subsidiary) terminates because of your Disability or death,

                          - any written employment agreement (other than a stock option agreement) between you and Fair Isaac provides for acceleration of this Option upon a change in control of Fair Isaac or upon any other specified event or combination of events,

                          - Fair Isaac terminates your employment prior to January 30, 2009 for any reason other than Cause, or

                          - you retire or resign your employment with Fair Isaac prior to January 30, 2009 for Good Reason.

                          Additional shares will continue to vest and become exercisable after your employment with Fair Isaac has terminated, if and only if:

                          - your employment with Fair Isaac terminates as a result of the expiration of the term of your Employment Agreement, as described in Section 2 of your Employment Agreement,

                          - you retire or resign your employment with Fair Isaac after January 30, 2009,

                          - your employment with Fair Isaac terminates by mutual written agreement between you and Fair Isaac for reasons other than for Cause, or

                          - Fair Isaac terminates your employment after January 30, 2009 for any reason other than for Cause.

                          Except as specifically provided above, additional shares will not continue to vest and become exercisable after your employment with Fair Isaac has terminated.

EXERCISE PERIOD           The right to purchase shares under the Option
                          Agreement terminates at 3:00 p.m. Pacific Time on the date that is two years and 90 days after the termination date of your service as an employee of Fair Isaac, except as follows:

                          - If your employment with Fair Isaac is terminated by Fair Isaac for Cause, then the right to purchase shares under this Option Agreement shall terminate on the date of termination of your employment.

                          - If you retire or resign your employment with Fair Isaac prior to January 30, 2009 for any reason other than Good Reason, then the right to purchase shares under this Option Agreement shall terminate on the 90th day after the date of termination of your employment with Fair Isaac.

                          In no event will the right to purchase shares continue after the Expiration Date shown on the Cover Page.

LEAVES OF                 For purposes of this Option, your service does not
ABSENCE                   terminate when you go on a military leave, a sick
                          leave or another bona fide leave of absence, if the leave was approved by Fair Isaac in writing. Unless you return to active work upon termination of your approved leave, your service will be treated as terminating on the later of 90 days after you went on leave or the date that your right to return to active work is guaranteed by law or by a contract. Fair Isaac will determine which leaves count for this purpose.

RESTRICTIONS              You may not exercise this Option if the issuance of
ON EXERCISE               shares at that time would violate any law or
                          regulation, as determined by Fair Isaac. Moreover, you cannot exercise this Option unless you have returned a signed copy of the Option Agreement to Fair Isaac.

NOTICE OF                 If you do not exercise this Option through an
EXERCISE                  automated electronic exercise system approved by Fair
                          Isaac, then you must notify Fair Isaac in writing of your intent to exercise this Option. The notice must specify how many shares you wish to purchase and must specify how your shares should be registered (i.e., in your name only, in your and your spouse's names as community property, or as joint tenants with right of survivorship). If someone else wants to exercise this Option after your death, that person must prove to Fair Isaac's satisfaction that he or she is entitled to do so.

FORM OF                   When you submit your notice, you must include payment
PAYMENT                   of the exercise price shown on the Cover Page for the
                          shares you are purchasing. Provided payment does not violate state and federal laws, including without limitation, the Sarbanes-Oxley Act of 2002, payment may be made in one (or a combination of two or more) of the following forms, as approved by Fair Isaac in its sole discretion:

                          - Your personal check, a cashier's check or a money order;

                          - Irrevocable directions to a securities broker approved by Fair Isaac to sell shares underlying this Option and to deliver all or a portion of the sale proceeds to Fair Isaac in payment of the exercise price and the balance of the sale proceeds to you; or

                          - Certificates for shares of Fair Isaac common stock that you have owned for at least 12 months, along with any forms needed to effect a transfer of those shares to Fair Isaac with the value of the shares, determined as of the effective date of the exercise of this Option, applied to the exercise price.

WITHHOLDING               You will not be allowed to exercise this Option unless
TAXES                     you make acceptable arrangements to pay any
                          withholding taxes that may be due as a result of the exercise of this Option. These arrangements must be satisfactory to Fair Isaac. You may direct Fair Isaac to withhold shares with a market value equal to the withholding taxes due from the shares to be issued as a result of your exercise of this Option.

RESTRICTIONS              By signing the Option Agreement, you agree not to sell
ON RESALE                 any shares at a time when applicable laws or Fair
TRANSFER OF               Isaac policies prohibit a sale. Prior to your death,
OPTION                    only you or a permitted assignee as defined herein may
                          exercise this Option (unless this Option or a portion thereof has been transferred to your former spouse by a domestic relations order by a court of competent jurisdiction). You may transfer this Option or a portion of this Option by gift to members of your immediate family, a partnership consisting solely of you and/or members of your immediate family, a limited liability company consisting solely of you and/or your immediate family, or to a trust established for the benefit of you and/or members of your immediate family
                          (including a charitable remainder trust whose income beneficiaries consist solely of such persons). For purposes of the foregoing, "immediate family" means your spouse, children or grandchildren, including step-children.

                          You may also transfer this Option or a portion of this Option to any other person or entity to which a transfer of compensatory securities is permitted under the applicable rules for a Securities and Exchange Commission Form S-8 registration statement.

                          Any of these persons and entities to whom a transfer of this Option may be made is a "permitted assignee." However, such transfer shall not be effective until you have delivered to Fair Isaac notice of such transfer. You cannot transfer, pledge, hypothecate, assign or otherwise dispose of this Option, including using this Option as security for a loan. Any attempts to do any of these things contrary to the provisions of this Option, and the levy of any attachment or similar process upon this Option, shall be null and void. You may, however, dispose of this Option in your will or by a written beneficiary designation. Such a designation must be filed with Fair Isaac on the proper form.

RETENTION                 Neither your Option nor the terms of this Option
RIGHTS                    Agreement give you the right to continue as an
                          employee or director of Fair Isaac (or any subsidiaries) in any capacity. Fair Isaac (and any subsidiaries) reserve the right to terminate your service at any time, with or without cause, subject to the terms of any written employment agreement signed by you and Fair Isaac.

STOCKHOLDER               You, or your assignees, estate, beneficiaries or
RIGHTS                    heirs, have no rights as a stockholder of Fair Isaac
                          until a certificate for any portion of shares underlying this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

ADJUSTMENTS               In the event of any adjustments to the capital stock
                          of Fair Isaac as described in Article 10 of the Plan, the number of shares covered by this Option and the exercise price per share may be adjusted as Fair Isaac may determine pursuant to the Plan.

APPLICABLE LAW            This Agreement will be interpreted and enforced under
                          the laws of the State of Delaware (without regard to its rules on choice of law).

OTHER                     This Option Agreement, the Plan and any written
AGREEMENTS                agreement between you and Fair Isaac (or any
                          subsidiaries) providing for acceleration of options granted to you by Fair Isaac upon a change in control of Fair Isaac constitute the entire understanding between you and Fair Isaac regarding this Option. Any other prior agreements, commitments or negotiations concerning this Option are superseded. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.
                          This Agreement may be amended only in writing.

DEFINITIONS               "Cause" shall have the meaning ascribed to it in the
                          Employment Agreement. "Disability" means that you are unable to engage in any substantial gainful activity by reason of a medically determinable, physical or mental impairment which can be expected to result in death or which has lasted (or can be expected to last) for a continuous period of not less than 12 months.
                          "Good Reason" shall have the meaning ascribed to it in the Employment Agreement.

BY SIGNING THE COVER PAGE, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

                              MANAGEMENT AGREEMENT

                  This Management Agreement (this "Agreement") is entered into as of January 30, 2004, by and between Fair Isaac Corporation, a Delaware corporation (the "Company"), and Thomas G. Grudnowski ("Executive").

                  WHEREAS, Executive is a key member of the management of the Company and has heretofore devoted substantial skill and effort to the affairs of the Company; and

                  WHEREAS, it is desirable and in the best interests of the Company and its shareholders to continue to obtain the benefits of Executive's services and attention to the affairs of the Company; and

                  WHEREAS, it is desirable and in the best interests of the Company and its shareholders to provide inducement for Executive (A) to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and (B) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company, without regard to the effect such change in control may have on Executive's employment with the Company; and

                  WHEREAS, it is desirable and in the best interests of the Company and its shareholders that Executive be in a position to make judgments and advise the Company with respect to proposed changes in control of the Company; and

                  WHEREAS, the Executive desires to be protected in the event of certain changes in control of the Company; and

                  WHEREAS, for the reasons set forth above, the Company and Executive desire to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Company and Executive agree as follows:

         1. EVENTS. No amounts or benefits shall be payable or provided for pursuant to this Agreement unless an Event shall occur during the Term of this Agreement.

                  (a) For purposes of this Agreement, an "Event" shall be deemed to have occurred if any of the following occur:

                           (i) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act")) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power

                                                                       EXHIBIT C
                                    of the Company's securities entitled to vote generally in the election of directors ("Voting Securities") then outstanding or 30% or more of the shares of common stock of the Company ("Common Stock") outstanding, provided, however, that the following shall not constitute an Event pursuant to this
                                    Section 1(a)(i):

                                    (A)      any acquisition or beneficial
                                             ownership by the Company or a
                                             subsidiary of the Company;

                                    (B)      any acquisition or beneficial
                                             ownership by any employee benefit
                                             plan (or related trust) sponsored
                                             or maintained by the Company or one
                                             or more of its subsidiaries;

                                    (C)      any acquisition or beneficial
                                             ownership by any corporation
                                             (including without limitation an
                                             acquisition in a transaction of the
                                             nature described in Section
                                             1(a)(ii)) with respect to which,
                                             immediately following such
                                             acquisition, more than 70%,
                                             respectively, of (x) the combined
                                             voting power of the Company's then
                                             outstanding Voting Securities and
                                             (y) the Common Stock is then
                                             beneficially owned, directly or
                                             indirectly, by all or substantially
                                             all of the persons who beneficially
                                             owned Voting Securities and Common
                                             Stock, respectively, of the Company
                                             immediately prior to such
                                             acquisition in substantially the
                                             same proportions as their ownership
                                             of such Voting Securities and
                                             Common Stock, as the case may be,
                                             immediately prior to such
                                             acquisition; or

                                    (D)      any acquisition of Voting
                                             Securities or Common Stock directly
                                             from the Company; and

                                    Continuing Directors shall not constitute a majority of the members of the Board of Directors of the Company. For purposes of this Section 1(a)(i), "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a "Continuing Director" shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board of Directors of the Company; or

                           (ii) Consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company (other than a merger or consolidation with a subsidiary of the Company), unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively,
                                    (x) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange and (y) the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Common Stock, as the case may be; or

                           (iii) (x) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively,
                                    (1) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (2) the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Common Stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Common Stock, as the case may be; or

                           (iv) A majority of the members of the Board of Directors of the Company shall have declared that an Event has occurred or that an Event will occur upon satisfaction of specified conditions, in which case the Event shall be deemed to occur upon satisfaction of such specified conditions; or

                           (v) The Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to an Event described in
                                    Section 1(a)(i), 1(a)(ii) or 1(a)(iii)
                                    hereof that ultimately results in such an Event, or a tender or exchange offer or proxy contest is commenced which ultimately results in an Event described in Section 1(a)(i) hereof; or

                           (vi) There shall be an involuntary termination of employment of the Executive or Termination for Good Reason (as defined in Section 4(c)), and the Executive reasonably demonstrates that such event (x) was requested by a party other than the Board of Directors of the Company and such party had previously taken other steps reasonably calculated to result in an Event described in Section 1(a)(i), 1(a)(ii), 1(a)(iii) or 1(a)(iv) hereof and which ultimately results in an Event described in Section 1(a)(i), 1(a)(ii), 1(a)(iii) or 1(a)(iv) hereof, or
                                    (y) otherwise arose in connection with or in anticipation of an Event described in
                                    Section 1(a)(i), 1(a)(ii), 1(a)(iii) or
                                    1(a)(iv) hereof that ultimately occurs.

         Notwithstanding anything stated in this Section 1(a), an Event shall not be deemed to occur with respect to Executive if (x) the acquisition or beneficial ownership of the 30% or greater interest referred to in
         Section 1(a)(i) is by Executive or by a group, acting in concert, that includes Executive or (y) a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall, immediately after a reorganization, merger, exchange, consolidation or disposition of assets referred to in Section 1(a)(ii) or 1(a)(iii), be beneficially owned, directly or indirectly, by Executive or by a group, acting in concert, that includes Executive.

                  (b) For purposes of this Agreement, a "subsidiary" of the Company shall mean any entity of which securities or other ownership interests having general voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         2. PAYMENTS AND BENEFITS. If any Event shall occur during the Term of this Agreement, then the Executive shall be entitled to receive from the Company or its successor (which term as used herein shall include any person acquiring all or substantially all of the assets of the Company) a cash payment and other benefits on the following basis (unless the Executive's employment by the Company is terminated voluntarily or involuntarily prior to the occurrence of the earliest Event to occur (the "First Event"), in which case Executive shall be entitled to no payment or benefits under this Section 2):

                  (a) If at the time of, or at any time after, the occurrence of the First Event and prior to the end of the Transition Period, the employment of Executive with the Company is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by Executive other than for Good Reason, is on account of the death or Disability of the Executive or is a termination by the Company for Cause), subject to the limitations set forth in Sections 2(d) and 2(e), Executive shall be entitled to the following:

                           (i) The Company shall pay Executive's full base salary at the rate then in effect, benefits, and vacation or other paid time off earned through the Termination Date.

                           (ii) The Company or its successor, within 90 days after the Termination Date, shall make a cash payment to Executive in an amount equal to two (2) times the sum of (A) the annual base salary of Executive in effect immediately prior to the First Event plus
                                    (B) the cash bonus or cash incentive
                                    compensation received by the Executive from the Company for the last full fiscal year preceding the First Event.

                           (iii) For a 24-month period after the Termination Date, the Company shall allow Executive to participate in any health, disability and life insurance plan or program in which the Executive was entitled to participate immediately prior to the First Event as if Executive were an employee of the Company during such 24-month period; provided, however, that in the event that Executive's participation in any such health, disability or life insurance plan or program of the Company is barred, the Company, at its sole cost and expense, shall arrange to provide Executive with benefits substantially similar to those which Executive would be entitled to receive under such plan or program if Executive were not barred from participation. Benefits otherwise receivable by Executive pursuant to this section 2(a)(iii) shall be reduced to the extent comparable benefits are received by Executive from another employer or other third party during such 24-month period, and Executive shall promptly report receipt of any such benefits to the Company.

                           (iv) Any outstanding and unvested stock options granted to Executive shall be accelerated and become immediately exercisable by Executive (and shall remain exercisable for the terms specified in the applicable stock option agreements) and any restricted stock awarded to Executive and subject to forfeiture shall be fully vested and shall no longer be subject to forfeiture.

                  (b) The Company shall also pay to Executive all legal fees and expenses incurred by the Executive as a result of such termination, including, but not limited to, all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

                  (c) In addition to all other amounts payable to Executive under this Section 2, Executive shall be entitled to receive all benefits payable to Executive under any other plan or agreement relating to retirement benefits.

                  (d) Executive shall not be required to mitigate the amount of any payment or other benefit provided for in Section 2 by seeking other employment or otherwise, nor shall the amount of any payment or other benefit provided for in Section 2 be reduced by any compensation earned by Executive as the result of employment by another employer after the Termination Date or otherwise, except as specifically provided in this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, the Company will not pay to Executive, and Executive will not be entitled to receive, any payment pursuant to Section 2(a)(ii) unless and until:

                           (i) Executive executes, and there shall be effective following any statutory period for revocation or rescission, a release that irrevocably and unconditionally releases the Company, any company acquiring the Company or its assets, and their past and current shareholders, directors, officers, employees and agents from and against any and all claims, liabilities, obligations, covenants, rights and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated; provided, however, that the release shall not adversely affect Executive's rights to receive benefits to which he is entitled under this Agreement, any other then-applicable agreement between Executive and the Company, or any employee benefit plans of the Company in which Executive is then a participant, or Executive's rights to indemnification under applicable law, the charter documents of the Company, any insurance policy maintained by the Company or any written agreement between the Company and Executive; and

                           ii) Executive executes an agreement prohibiting Executive for a period of one (1) year following the Termination Date from soliciting, recruiting or inducing, or attempting to solicit, recruit or induce, any employee of the Company or of any company acquiring the Company or its assets to terminate the employee's employment.

                  (f) The obligations of the Company under this Section 2 shall survive the termination of this Agreement.

         3.       CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

                  (a) Notwithstanding anything contained herein to the contrary, prior to the payment of any amounts pursuant to Section 2(a) hereof, an independent national accounting firm designated by the Company (the "Accounting Firm") shall compute whether there would be any "excess parachute payments" payable to Executive, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), taking into account the total "parachute payments," within the meaning of Section 280G of the Code, payable to Executive by the Company or any successor thereto under this Agreement and any other plan, agreement or otherwise. If there would be any excess parachute payments, the Accounting Firm will compute the net after-tax proceeds to Executive, taking into account the excise tax imposed by Section 4999 of the Code, if (i) the payments hereunder were reduced, but not below zero, such that the total parachute payments payable to Executive would not exceed three (3) times the "base amount" as defined in Section 280G of the Code, less One Dollar ($1.00), or
         (ii) the payments hereunder were not reduced. If reducing the payments hereunder would result in a greater after-tax amount to Executive, such lesser amount shall be paid to Executive. If not reducing the payments hereunder would result in a greater after-tax amount to Executive, such payments shall not be reduced. The determination by the Accounting Firm shall be binding upon the Company and Executive subject to the application of Section 3(b) hereof.

                  (b) As a result of uncertainty in the application of Sections 280G of the Code, it is possible that excess parachute payments will be paid when such payment would result in a lesser after-tax amount to Executive; this is not the intent hereof. In such cases, the payment of any excess parachute payments will be void ab initio as regards any such excess. Any excess will be treated as an overpayment by the Company to Executive. Executive will return the overpayment to the Company, within fifteen (15) business days of any determination by the Accounting Firm that excess parachute payments have been paid when not so intended, with interest at an annual rate equal to the rate provided in Section 1274(d) of the Code (or 120% of such rate if the Accounting Firm determines that such rate is necessary to avoid an excise tax under Section 4999 of the Code) from the date Executive received the excess until it is repaid to the Company.

                  (c) All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs, and expenses as they become due. In performing the computations required hereunder, the Accounting Firm shall assume that taxes will be paid for state and federal purposes at the highest possible marginal tax rates which could be applicable to Executive in the year of receipt of the payments, unless Executive agrees otherwise.

         4.       DEFINITION OF CERTAIN ADDITIONAL TERMS.

                  (a) "Cause" shall mean, and be limited to, (i) willful and gross neglect of duties by the Executive or (ii) an act or acts committed by the Executive constituting a felony and substantially detrimental to the Company or its reputation.

                  (b) "Disability" shall mean Executive's absence from his duties with the Company on a full time basis for 180 consecutive business days, as a result of Executive's incapacity due to physical or mental illness, unless within 30 days after written notice of intent to terminate is given by the Company following such absence Executive shall have returned to the full time performance of Executive's duties.

                  (c) "Good Reason" shall mean if, without Executive's express written consent, any of the following shall occur:

                           (i) the assignment to Executive of any material duties inconsistent with Executive's status or position with the Company, or any other action by the Company that results in a substantial diminution in such status or position, excluding any isolated, insubstantial, or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from Executive; a change in title or reporting relationship alone shall be deemed to be a substantial diminution in an Executive's status or position.

                           (ii) a material reduction by the Company in Executive's annual base salary or target incentive in effect immediately prior to the First Event;

                           (iii) the failure by the Company to continue to provide Executive with benefits at least as favorable in the aggregate to those enjoyed by Executive under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation, incentive awards, employee stock options or savings plans in which Executive was participating at the time of the First Event, the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed at the time of the First Event, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled at the time of the First Event, but excluding any failure or action by the Company that is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from Executive; or

                           (iv) the Company requiring Executive to relocate to any place other than a location within forty miles of the location at which Executive performed his primary duties immediately prior to the First Event or, if Executive is based at the Company's principal executive offices, the relocation of the Company's principal executive offices to a location more than forty miles from its location immediately prior to the First Event, except for required travel on the Company's business to an extent substantially consistent with Executive's prior business travel obligations;

                           (v) the failure of the Company to obtain agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5(b).

                  (d) As used herein, other than in Section 1(a) hereof, the term "person" shall mean an individual, partnership, corporation, estate, trust or other entity.

                  (e) "Termination Date" shall mean the date of termination of Executive's employment, which in the case of termination for Disability shall be the 30th day after notice is given as required in
         Section 4(b).

                  (f) "Transition Period" shall mean the one-year period commencing on the date of the earliest to occur of an Event described in Section 1(a)(i), 1(a)(ii) or 1(a)(iii) hereof (or, if an Event described in Section 1(a)(iv) occurs and there does not occur any Event described in Sections 1(a)(i), 1(a)(ii) or 1(a)(iii), upon the satisfaction of the condition that gives rise to the Event described in
         Section 1(a)(iv)) (the "Commencement Date") and ending on the first anniversary of the Commencement Date.

         5.       SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties hereto; provided, however, that the Executive shall not have any right to assign, pledge or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its successor.

                  (b) The Company will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or all or substantially all of the assets of the Company, or by merger, consolidation or otherwise), by agreement in form and substance satisfactory to Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (other than in the case of a merger or consolidation) shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder in the event of termination by Executive for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that is required to execute and deliver the agreement as provided for in this Section 5(b) or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         6. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

         7. NOTICES. All notices, requests and demands given to or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage pre-paid, addressed to the last known residence address of Executive or in the case of the Company, to its principal executive office to the attention of each of the then directors of the Company with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         8. REMEDIES AND CLAIM PROCESS. If Executive disputes any determination made by the Company regarding Executive's eligibility for any benefits under this Agreement, the amount or terms of payment of any benefits under this Agreement, or the Company's application of any provision of this Agreement, then Executive shall, before pursuing any other remedies that may be available to Executive, seek to resolve such dispute by submitting a written claim notice to the Company. The notice by Executive shall explain the specific reasons for Executive's claim and basis therefor. The Board of Directors shall review such claim and the Company will notify Executive in writing of its response within 60 days of the date on which Executive's notice of claim was given. The notice responding to Executive's claim will explain the specific reasons for the decision. Executive shall submit a written claim hereunder before pursuing any other process for resolution of such claim. This Section 8 does not otherwise affect any rights that Executive or the Company may have in law or equity to seek any right or benefit under this Agreement.

         9. SEVERABILITY. In the event that any portion of this Agreement is held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect.

         10. INTEGRATION. The benefits provided to Executive under this Agreement shall be in lieu of any other severance pay or benefits available to Executive under any other agreement, plan or program of the Company. In the event that any payments or benefits become payable to Executive pursuant to
Section 2 of this Agreement, then this Agreement will supersede and replace any other agreement, plan or program applicable to Executive to the extent that such other agreement, plan or program provides for payments or benefits to Executive arising out of the involuntary termination of Executive's employment or termination by Executive for Good Reason. In addition, the acceleration of stock options and lapsing of forfeiture provisions of restricted stock provided pursuant to Section 2(a)(iv) of this Agreement shall not be subject to the provisions of

Article 13 of the Company's 1992 Long-Term Incentive Plan (or similar successor provision or plan).

         11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to similar time.

         12. TERM. This Agreement shall commence on the date of this Agreement and shall terminate, and the Term of this Agreement shall end, on the later of (A) the expiration of the term of Executive's employment pursuant to that certain Employment Agreement between the Company and Executive of even date herewith, if the same is not renewed in accordance with its terms, or (B) if the Commencement Date occurs on or prior to such expiration, the first anniversary of the Commencement Date.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        FAIR ISAAC CORPORATION

                                        By
                                          -------------------------------------
                                        ----------------------------------------

                                        THOMAS G. GRUDNOWSKI

                                        By
                                           -------------------------------------
                                        ----------------------------------------